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                                                                   Exhibit 10.2



                                                     ESCROW AGREEMENT dated as
                                                     of the ______ day of
                                                     __________, 1997 (the
                                                     "Agreement") by and between
                                                     FROST HANNA CAPITAL GROUP,
                                                     INC., a Florida corporation
                                                     (the "Company"), COMMUNITY
                                                     INVESTMENT SERVICES, INC.,
                                                     a Florida corporation (the
                                                     "Underwriter"), and
                                                     FIDUCIARY TRUST
                                                     INTERNATIONAL OF THE SOUTH
                                                     (the "Escrow Agent").

                                ESCROW AGREEMENT

         The Company has entered into an Underwriting Agreement dated August ____, 1997 (the "Underwriting Agreement") with the Underwriter, wherein the Underwriter has agreed to use its best efforts to find purchasers for up to 1,100,000 shares of Common Stock, par value $.0001 per share (the "Minimum Offering") within a period of ninety (90) days from the date of the Prospectus (as hereinafter defined), subject to an extension at the discretion of the Underwriters and by mutual written agreement between the Company and the Underwriters for an additional period of sixty (60) days (the "Offering Period"), with an additional 250,000 shares of Common Stock available to be offered during the Offering Period (the "Maximum Offering") on a "best efforts" basis if the Minimum Offering is sold, all as more fully described in the Company's definitive Prospectus dated August ___, 1997 (the "Prospectus") comprising part of the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (File No. 333-31001), declared effective on August ___, 1997 (the "Registration Statement").

         The Company and the Underwriter each desires that the Escrow Agent accept the proceeds of the Offering as deposited from time to time by the Underwriter (the "Offering Proceeds"), to be held in escrow and disbursed as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. The Company and the Underwriter each hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

         2. ESTABLISHMENT OF ESCROW ACCOUNT. The Escrow Agent shall open an escrow account (the "Offering Escrow Account") for the deposit of the Offering Proceeds, subject to the terms and conditions of this Agreement.

         3. DEPOSIT OF OFFERING PROCEEDS. From time to time during the Offering Period, the Escrow Agent shall receive by wire transfer initiated by the Underwriter or others acting on its behalf, portions of the Offering Proceeds. The Escrow Agent shall credit all such amounts to the Offering Escrow Account. The Underwriter shall, concurrently with depositing such funds with the Escrow Agent, deliver to the Escrow Agent a list (the "Subscribers' List") indicating the name, mailing address and payment amount attributable to each subscriber in the Minimum Offering (a "Subscriber").



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         4. DISBURSEMENT OF THE ESCROW ACCOUNT. Upon the earlier of (i) written notification by the Company and the Underwriter to the Escrow Agent that the Minimum Offering has been consummated; or (ii) written notification from the Company and the Underwriter to the Escrow Agent that the Minimum Offering has been terminated; or (iii) written notification from the Company and the Underwriter to the Escrow Agent to deliver the Offering Proceeds to another escrow agent in accordance with Paragraph 5.6 hereof, then, in such event, the Escrow Agent shall disburse the Offering Escrow Account in each case pursuant to the instructions provided by the Company and the Underwriters in their written notice to the Escrow Agent, whereupon the Escrow Agent shall be released from further liability hereunder. In the event the Offering Period shall expire and the Minimum Offering has not been consummated, upon written notice by the Company and the Underwriter to the Escrow Agent that the Offering Period has expired, the Escrow Agent shall not later than two (2) business days following the Escrow Agent's receipt of such notice, remit to the Underwriter and any entity acting on behalf of the Underwriter which deposited Offering Proceeds into the Offering Escrow Account, by wire transfer of immediately available funds, that portion of the Offering Proceeds which such entity deposited therein and shall, concurrently therewith transmit a written notice to each Subscriber to the address indicated on the Subscribers' List that the Offering Period has expired and that the amount of the Offering Proceeds contributed by such Subscriber has been remitted to the Underwriter, or to the entity which acted on the Underwriter's behalf, as the case may be.

         5. ESCROW AGENT.

            5.1 The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine; may assume the validity and accuracy of any statements or assertions contained in such writing or instrument; and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it; nor as to the identity, authority, or rights of any person executing the same. The duties of the Escrow Agent shall be limited to the safekeeping of the Offering Escrow Account and to disbursements of same in accordance with the provisions hereof. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations of the Escrow Agent shall be implied by virtue of this Agreement.

            5.2 The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

            5.3 The Escrow Agent shall be indemnified and held harmless by the Company from and against any reasonable expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any third party action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow

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Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Offering Escrow Account or it may deposit the Offering Escrow Account with the clerk of any appropriate court or it may retain the Offering Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

            5.4 During the term hereof, the Escrow Agent shall hold the Offering Proceeds in a non-interest bearing account maintained by the Escrow Agent for the benefit of the Company collateralized by the direct obligations of the U.S. Government or agencies thereof.

            5.5 From time to time on and after the date hereof, the Company and the Underwriter shall each deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

            5.6 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the other parties hereto at least thirty (30) days prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto, jointly, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Offering Escrow Account with any court it deems appropriate.

            5.7 The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at anytime by the Company and the Underwriter, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in paragraph 5.6.

            5.8 Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

         6. MISCELLANEOUS.

            6.1 This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to its choice-of-laws principles. This Agreement shall be subject to the exclusive jurisdiction of the courts of Dade County, Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a

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failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

            6.2 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

            6.3 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

            6.4 This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

            6.5 Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing, as follows:

            If to the Company, to:

                  Frost Hanna Capital Group, Inc.
                  327 Plaza Real, Suite 319
                  Boca Raton, Florida 33432
                  Attention: Mark J. Hanna, President

            With a copy to:

                  Stearns Weaver Miller Weissler
                    Alhadeff & Sitterson, P.A.
                  150 West Flagler Street, Suite 2200
                  Miami, Florida  33130
                  Attention:  Richard E. Schatz, Esq.

            If to the Underwriter, to:

                   Community Investment Services, Inc.
                   15600 S.W. 288th Street, Suite 100
                   Homestead, Florida 33033
                   Attention: Hershel F. Smith, Jr., President


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            With a copy to:

                  Alan P. Fraade, Esq.
                  Mintz & Fraade, P.C.
                  488 Madison Avenue
                  New York, New York 10022

                  and

                  Thomas R. Blake, Esq.
                  550 Biltmore Way, Suite 700
                  Coral Gables, Florida 33134

            and if to the Escrow Agent, to:

                  Fiduciary Trust International of the South
                  100 S.E. 2nd Street, Suite 2300
                  Miami, Florida  33131
                  Attention: Mario Rivera, Chief Financial Officer

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

            6.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            6.7 Nothing contained in this Agreement is intended or shall be construed to give any person, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any legal, equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained, this Agreement being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.

         WITNESS the execution of this Agreement as of the date first above written.

                                             FROST HANNA CAPITAL GROUP, INC.


Attest:                                      By:
       -------------------------------          -------------------------------
       Donald H. Baxter, Secretary              Mark J. Hanna, President




                                             COMMUNITY INVESTMENT SERVICES, INC.


Attest:                                      By:
       -------------------------------          -------------------------------
                                                Hershel F. Smith, Jr., President


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This Escrow Agreement is accepted as of the ___ day of ___________, 1997.

                                             FIDUCIARY TRUST INTERNATIONAL
                                             OF THE SOUTH


                                             By:
                                                -------------------------------
                                                   Authorized Representative





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